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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                       FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                           Date of Report: August 27, 1997



                              JACOR COMMUNICATIONS, INC.



                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


      0-12404                                            31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41017

                                    (606) 655-2267


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ITEM 5.  OTHER EVENTS

    Jacor Communications, Inc. ("Jacor") has confirmed reports that it may be interested in an acquisition transaction involving American Radio Systems ("ARS"). Jacor spokeswoman, Pam Taylor, said "I would certainly include Jacor in the list of names that have an interest in American Radio Systems. We have similar strategies of being in similar clusters. We think very highly of Steve Dodge and his people."

    If any transaction were to be entered into relating to ARS, such transaction would likely be material to Jacor. Jacor continues to pursue its growth strategy and is also engaged in preliminary discussions with owners of numerous other broadcasting businesses. There can be no assurances that Jacor will successfully complete all or any such transactions or what the consequences thereof would be.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                JACOR COMMUNICATIONS, INC.


August 29, 1997                 By: /s/ R. Christopher Weber
                                    ------------------------------------------
                                    R. Christopher Weber, Senior Vice President
                                    and Chief Financial Officer


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